Exhibit 99.1

MongoDB, Inc. Announces Second Quarter Fiscal 2022 Financial Results
Second Quarter Fiscal 2022 Total Revenue of $199 million, up 44% Year-over-Year
Continued Strong Customer Growth with Over 29,000 Customers as of July 31, 2021
MongoDB Atlas Revenue up 83% Year-over-Year; 56% of Total Q2 Revenue
NEW YORK - September 2, 2021 - MongoDB, Inc. (NASDAQ: MDB), the leading, modern general purpose database platform, today announced its financial results for the second quarter ended July 31, 2021.
“MongoDB’s second quarter results were exceptionally strong across the board, highlighted by Atlas revenue growth of 83%. Our performance reflects the desire of nearly every business to use a modern application data platform that enables them to accelerate the pace of their digital innovation agenda,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.

“It is becoming increasingly clear that the fastest and most compelling way to build modern applications is to use MongoDB. Our introduction of MongoDB 5.0, with new product enhancements like Atlas Serverless, Live Resharding, Versioned API, and native time series support, is the latest example of how we address a growing set of critical business issues for customers. As a result, MongoDB is increasingly becoming a strategic technology partner and standard for customers, which supports our ability to generate attractive growth at scale for the foreseeable future.”

Second Quarter Fiscal 2022 Financial Highlights
•Revenue: Total revenue was $198.7 million in the second quarter fiscal 2022, an increase of 44% year-over-year. Subscription revenue was $191.4 million, an increase of 44% year-over-year, and services revenue was $7.4 million, an increase of 27% year-over-year.
•Gross Profit: Gross profit was $138.0 million in the second quarter fiscal 2022, representing a 69% gross margin, consistent with gross margin in the year-ago period. Non-GAAP gross profit was $142.9 million, representing a 72% non-GAAP gross margin.
•Loss from Operations: Loss from operations was $72.5 million in the second quarter fiscal 2022, compared to $49.8 million in the year-ago period. Non-GAAP loss from operations was $11.5 million, compared to $10.2 million in the year-ago period.
•Net Loss: Net loss was $77.1 million, or $1.22 per share, based on 63.4 million weighted-average shares outstanding in the second quarter fiscal 2022. This compares to $64.5 million, or $1.10 per share, based on 58.4 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $15.2 million or $0.24 per share. This compares to $12.7 million or $0.22 per share in the year-ago period.
•Cash Flow: As of July 31, 2021, MongoDB had $1.8 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended July 31, 2021, MongoDB used $19.8 million of cash in operations, $1.7 million of cash in capital expenditures and $1.2 million of cash in principal repayments of finance leases, leading to negative free cash flow of $22.7 million, compared to negative free cash flow of $15.0 million in the year-ago period.
A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter Fiscal 2022 and Recent Business Highlights
•The adoption of MongoDB continues to rise as we recently surpassed 200 million cumulative downloads from our website. Moreover, we had more than 75 million downloads over the last 12 months alone, which is greater than the cumulative downloads in the first 11 years of MongoDB’s existence. The pace of downloads further underscores the popularity of MongoDB.

•Launched a number of significant product enhancements including the general availability of MongoDB 5.0 with native time series support and a preview of serverless databases in MongoDB Atlas at our two-day developer event, MongoDB.live. We also continued the evolution of our industry leading application data platform with enhancements to Atlas Search, Atlas Data Lake, and Realm, MongoDB’s end-to-end mobile data solution.

•MongoDB Atlas for Government received approval as FedRAMP Ready for Agency Authorization. This offering, available in AWS GovCloud (US) and AWS US East/West regions, provides the simplest way to deploy, operate, and scale MongoDB in a FedRAMP Ready environment to help customers meet the most demanding data security and privacy standards.

Based on information as of today, September 2, 2021, MongoDB is issuing the following financial guidance for the third quarter and full year fiscal 2022.

	Third Quarter Fiscal 2022	Full Year Fiscal 2022
Revenue	$202.0 million to $204.0 million	$805.0 million to $811.0 million
Non-GAAP Loss from Operations	$(25.0) million to $(23.0) million	$(67.0) million to $(62.0) million
Non-GAAP Net Loss per Share	$(0.42) to $(0.39)	$(1.20) to $(1.13)
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in MongoDB’s operating results may be particularly pronounced in the current economic environment due to continuing uncertainty caused by the ongoing COVID-19 pandemic, the duration and ultimate impact of which is difficult to predict at this time. The situation regarding COVID-19 remains uncertain and could change rapidly, and MongoDB will continue to evaluate its potential impact on its business.
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, September 2, 2021, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 844-808-6880 (domestic) or 412-317-5284 (international). A replay of this conference call will be available for a limited time at 877-344-7529 (domestic) or 412-317-0088 (international). The replay conference ID is 10159646. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.

About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 29,000 customers in over 100 countries. The MongoDB database platform has been downloaded over 200 million times and there have been more than 1.5 million registrations for MongoDB University courses.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the third fiscal quarter and full year fiscal 2022; the anticipated impact of the COVID-19 pandemic on our business and future operating results; our anticipated future growth; and the potential benefits of our product platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact that the precautions we have taken in our business relative to the ongoing COVID-19 pandemic may have on our business; the financial impacts of the COVID-19 pandemic on our customers, our potential customers, the global financial markets and our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2021 filed with the SEC on June 4, 2021. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2021 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share exclude:
•stock-based compensation expense;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions;

•amortization of time-based payments associated with prior acquisitions that were deemed to be post-combination compensation expense for U.S. GAAP purposes; and
•in the case of non-GAAP net loss, amortization of the debt discount and issuance costs associated with our convertible senior notes.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities, less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.

Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com
Media Relations
Matt Trocchio
MongoDB
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	July 31, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,160,996	$429,697
Short-term investments	653,829	528,045
Accounts receivable, net of allowance for doubtful accounts of $3,992 and $6,024 as of July 31, 2021 and January 31, 2021, respectively	120,152	135,176
Deferred commissions	43,358	36,619
Prepaid expenses and other current assets	17,776	12,350
Total current assets	1,996,111	1,141,887
Property and equipment, net	60,830	62,364
Operating lease right-of-use assets	43,248	34,587
Goodwill	57,775	55,830
Acquired intangible assets, net	25,198	26,275
Deferred tax assets	1,762	997
Other assets	96,487	85,555
Total assets	$2,281,411	$1,407,495
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,564	$4,144
Accrued compensation and benefits	71,063	70,210
Operating lease liabilities	6,985	2,343
Other accrued liabilities	35,072	56,440
Deferred revenue	230,219	221,404
Total current liabilities	347,903	354,541
Deferred tax liability, non-current	76	773
Operating lease liabilities, non-current	43,312	39,095
Deferred revenue, non-current	19,058	16,547
Convertible senior notes, net	1,136,697	937,729
Other liabilities, non-current	60,641	59,129
Total liabilities	1,607,687	1,407,814
Temporary equity, convertible senior notes	—	4,714
Stockholders’ equity (deficit):
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of July 31, 2021 and January 31, 2021; 66,229,960 shares issued and 66,130,589 shares outstanding as of July 31, 2021; 60,997,822 shares issued and 60,898,451 shares outstanding as of January 31, 2021	66	61
Additional paid-in capital	1,699,150	932,332
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of July 31, 2021 and January 31, 2021	(1,319)	(1,319)
Accumulated other comprehensive loss	(280)	(704)
Accumulated deficit	(1,023,893)	(935,403)
Total stockholders’ equity (deficit)	673,724	(5,033)
Total liabilities, temporary equity and stockholders’ equity (deficit)	$2,281,411	$1,407,495

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenue:
Subscription	$191,381	$132,478	$365,951	$257,334
Services	7,366	5,803	14,444	11,276
Total revenue	198,747	138,281	380,395	268,610
Cost of revenue(1):
Subscription	50,955	33,973	96,357	64,598
Services	9,747	8,331	18,873	15,383
Total cost of revenue	60,702	42,304	115,230	79,981
Gross profit	138,045	95,977	265,165	188,629
Operating expenses:
Sales and marketing(1)	109,377	75,078	207,267	144,203
Research and development(1)	72,396	49,255	137,147	94,887
General and administrative(1)	28,803	21,424	54,728	41,359
Total operating expenses	210,576	145,757	399,142	280,449
Loss from operations	(72,531)	(49,780)	(133,977)	(91,820)
Other loss, net	(3,064)	(13,763)	(6,986)	(25,456)
Loss before provision for income taxes	(75,595)	(63,543)	(140,963)	(117,276)
Provision for income taxes	1,538	982	162	1,216
Net loss	$(77,133)	$(64,525)	$(141,125)	$(118,492)
Net loss per share, basic and diluted	$(1.22)	$(1.10)	$(2.26)	$(2.04)
Weighted-average shares used to compute net loss per share, basic and diluted	63,426,694	58,393,894	62,411,295	58,025,799

(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Cost of revenue—subscription	$3,399	$2,235	$6,389	$4,062
Cost of revenue—services	1,465	1,483	2,952	2,629
Sales and marketing	21,082	13,235	39,958	24,058
Research and development	23,687	14,214	44,022	25,973
General and administrative	8,072	6,358	15,298	11,370
Total stock‑based compensation expense	$57,705	$37,525	$108,619	$68,092

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(77,133)	$(64,525)	$(141,125)	$(118,492)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,371	2,858	6,622	5,722
Stock-based compensation	57,705	37,525	108,619	68,092
Amortization of debt discount and issuance costs	892	12,194	2,319	24,217
Amortization of finance right-of-use assets	994	994	1,988	1,988
Amortization of operating right-of-use assets	1,710	1,482	3,232	2,854
Deferred income taxes	(793)	142	(2,378)	(148)
Accretion of discount on short-term investments	1,467	(28)	2,994	(221)
Unrealized foreign exchange loss	729	—	1,044	—
Change in operating assets and liabilities:
Accounts receivable	(18,822)	(6,045)	16,323	(2,408)
Prepaid expenses and other current assets	3,178	1,612	(5,849)	1,846
Deferred commissions	(10,574)	(5,930)	(16,456)	(8,993)
Other long-term assets	(75)	14	(52)	(156)
Accounts payable	223	(1,629)	447	(1,410)
Accrued liabilities	18,619	6,172	1,467	3,393
Operating lease liabilities	(1,568)	1,088	(2,595)	(38)
Deferred revenue	42	1,607	9,791	4,956
Other liabilities, non-current	277	2,439	4,068	2,890
Net cash used in operating activities	(19,758)	(10,030)	(9,541)	(15,908)
Cash flows from investing activities
Purchases of property and equipment	(1,705)	(3,791)	(2,332)	(5,296)
Acquisition, net of cash acquired	—	—	(4,469)	—
Investment in non-marketable securities	(200)	—	(1,136)	—
Proceeds from maturities of marketable securities	175,000	120,000	275,000	285,000
Purchases of marketable securities	(302,507)	(349,723)	(403,986)	(510,006)
Net cash used in investing activities	(129,412)	(233,514)	(136,923)	(230,302)
Cash flows from financing activities
Payments of issuance costs for convertible senior notes	—	—	—	(4,154)
Proceeds from exercise of stock options, including early exercised stock options	2,206	4,051	5,745	7,051
Proceeds from issuance of common stock, net of issuance costs	889,564	—	889,564	—
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	12,963	8,963	12,963	8,963
Repurchase of early exercised stock options	—	(10)	—	(11)
Principal repayments of finance leases	(1,216)	(1,149)	(2,415)	(2,284)
Repayments of convertible senior notes attributable to principal	—	—	(27,594)	—
Net cash provided by financing activities	903,517	11,855	878,263	9,565
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(408)	546	(502)	(47)
Net increase (decrease) in cash, cash equivalents and restricted cash	753,939	(231,143)	731,297	(236,692)
Cash, cash equivalents, and restricted cash, beginning of period	407,580	701,157	430,222	706,706
Cash, cash equivalents, and restricted cash, end of period	$1,161,519	$470,014	$1,161,519	$470,014

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$138,045	$95,977	$265,165	$188,629
Gross margin (Gross profit/Total revenue) on a GAAP basis	69%	69%	70%	70%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	3,399	2,235	6,389	4,062
Stock-based compensation expense: Cost of Revenue—Services	1,465	1,483	2,952	2,629
Non-GAAP gross profit	$142,909	$99,695	$274,506	$195,320
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	72%	72%	72%	73%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$109,377	$75,078	$207,267	$144,203
Less:
Stock-based compensation expense	21,082	13,235	39,958	24,058
Amortization of intangible assets associated with acquisitions	760	760	1,520	1,524
Non-GAAP sales and marketing operating expense	$87,535	$61,083	$165,789	$118,621

Research and development operating expense on a GAAP basis	$72,396	$49,255	$137,147	$94,887
Less:
Stock-based compensation expense	23,687	14,214	44,022	25,973
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,538	1,328	3,960	4,636
Non-GAAP research and development operating expense	$46,171	$33,713	$89,165	$64,278

General and administrative operating expense on a GAAP basis	$28,803	$21,424	$54,728	$41,359
Less:
Stock-based compensation expense	8,072	6,358	15,298	11,370
Non-GAAP general and administrative operating expense	$20,731	$15,066	$39,430	$29,989

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(72,531)	$(49,780)	$(133,977)	$(91,820)
Add back:
Stock-based compensation expense	57,705	37,525	108,619	68,092
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	3,298	2,088	5,480	6,160
Non-GAAP loss from operations	$(11,528)	$(10,167)	$(19,878)	$(17,568)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(77,133)	$(64,525)	$(141,125)	$(118,492)
Add back:
Stock-based compensation expense	57,705	37,525	108,619	68,092
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	3,298	2,088	5,480	6,160
Amortization of debt discount and issuance costs related to convertible senior notes	892	12,194	2,319	24,217
Non-GAAP net loss	$(15,238)	$(12,718)	$(24,707)	$(20,023)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(1.22)	$(1.10)	$(2.26)	$(2.04)
Add back:
Stock-based compensation expense	0.91	0.64	1.74	1.17
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	0.06	0.03	0.09	0.10
Amortization of debt discount and issuance costs related to convertible senior notes	0.01	0.21	0.03	0.42
Non-GAAP net loss per share, basic and diluted	$(0.24)	$(0.22)	$(0.40)	$(0.35)

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Net cash used in operating activities	$(19,758)	$(10,030)	$(9,541)	$(15,908)
Capital expenditures	(1,705)	(3,791)	(2,332)	(5,296)
Principal repayments of finance leases	(1,216)	(1,149)	(2,415)	(2,284)
Capitalized software	—	—	—	—
Free cash flow	$(22,679)	$(14,970)	$(14,288)	$(23,488)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	7/31/2019	10/31/2019	1/31/2020	4/30/2020	7/31/2020	10/31/2020	1/31/2021	4/30/2021	7/31/2021
Total Customers	15,000+	15,900+	17,000+	18,400+	20,200+	22,600+	24,800+	26,800+	29,000+
Direct Sales Customers(a)	1,850+	1,900+	2,000+	2,200+	2,500+	2,800+	3,000+	3,300+	3,600+
MongoDB Atlas Customers	13,200+	14,200+	15,400+	16,800+	18,800+	21,100+	23,300+	25,300+	27,500+
Customers over $100K(b)	622	688	751	780	819	898	975	1,057	1,126
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(b) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services. Prior to January 31, 2020, ARR from Direct Sales Customers of MongoDB Atlas was based on their contractual commitments instead of their actual consumption. We believe that our new consumption-based ARR calculation better reflects current customer behavior. The impact of this change on prior reported periods is immaterial.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	7/31/2019	10/31/2019	1/31/2020	4/30/2020	7/31/2020	10/31/2020	1/31/2021	4/30/2021	7/31/2021
MongoDB Enterprise Advanced: % of Subscription Revenue	52%	46%	48%	49%	45%	43%	41%	40%	36%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	78%	78%	79%	79%	81%	82%	83%	84%	84%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.